Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME OF THE WALT DISNEY COMPANY

The following unaudited pro forma condensed combined statements of income (the “Disney Pro Forma Statements of Income”) of The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.) (“Disney” or “we”) present Disney, TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company) (“Legacy Disney”) and its subsidiaries combined with Twenty-First Century Fox (“21CF”) after giving effect to the Separation (as defined herein) and the Distribution (as defined herein) (“RemainCo”). These pro formas are derived from the historical consolidated information of Disney, Legacy Disney and RemainCo including historical financial information of the regional sports networks (“RSNs”) of 21CF. The Disney Pro Forma Statements of Income give effect to (1) the completion of the acquisition of RemainCo (the “Acquisition”), (2) the incurrence of approximately $35.7 billion in new indebtedness (the “New Indebtedness”) to fund the cash portion of the 21CF Merger consideration (as defined herein) and (3) the repayment by Disney of approximately $16.1 billion of the New Indebtedness using cash acquired from RemainCo, as if these transactions had been completed on October 1, 2017. Additionally, we have eliminated the revenues and expenses of the RSNs and the Brazil and Mexico sports media operations from the statements of income for the twelve months ended September 29, 2018 and nine months ended June 29, 2019.

The Disney Pro Forma Statements of Income are based on the audited consolidated statement of income contained in Legacy Disney’s Annual Report on Form 10-K for the year ended September 29, 2018, Disney’s unaudited consolidated statements of income for the nine months ended June 29, 2019 and the unaudited statements of income of RemainCo for the twelve months ended September 30, 2018 and for the period October 1, 2018 through March 19, 2019 (the day prior to the Acquisition).

We have made certain adjustments to the historical book values of the assets and liabilities of RemainCo to reflect preliminary estimates of their fair values, with the excess of the purchase price over the adjusted historical net assets of RemainCo recorded as goodwill. These adjustments impact the amount of intangible asset amortization recorded in the Disney Pro Forma Statements of Income. We are in the process of obtaining additional information necessary to finalize the valuation of the assets acquired and the liabilities assumed including income tax related amounts. Therefore, the preliminary fair values are subject to adjustment as additional information is obtained and the valuations are completed. After we finalize the valuations, any increases or decreases in the fair value adjustments could materially impact the amount of amortization presented in the Disney Pro Forma Statements of Income.

The Disney Pro Forma Statements of Income have been prepared to reflect adjustments to Disney and Legacy Disney’s historical consolidated financial information that (i) are directly attributable to the Acquisition (including the consolidation of Hulu LLC (“Hulu”) as a result of gaining control), (ii) reflect the divestiture of the RSNs and the planned divestiture of the Brazil and Mexico sports media operations, (iii) are factually supportable and (iv) are expected to have a continuing impact on Disney’s results. Disney applied the proceeds from the divestiture of the RSNs to repay a portion of the New Indebtedness.

The Disney Pro Forma Statements of Income are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations of Disney and Legacy Disney would have been had the Acquisition occurred on October 1, 2017, nor are they intended to be a projection of future results.

The Disney Pro Forma Statements of Income reflect the divestiture of the RSNs as agreed to with the U.S. Department of Justice, the planned divestiture of the Brazil sports media operations as agreed to with the Conselho Administrativo de Defesa Economica, and the planned divestiture of the Mexico sports media operations as agreed to with the Instituto Federal de Telecomunicaciones. The Disney Pro Forma Statements of Income do not include integration costs expected to result from the Acquisition or the realization of any cost synergies or revenue synergies expected to result from the Acquisition. The effects of the foregoing excluded items could, individually or in the aggregate, materially impact the Disney Pro Forma Statements of Income.

The Disney Pro Forma Statements of Income and accompanying notes should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of Disney and 21CF.

THE WALT DISNEY COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE TWELVE MONTHS ENDED SEPTEMBER 29, 2018
(In Millions, Except Per Share Data)

	Disney/Legacy Disney	RemainCo	Pro Forma Adjustments		Divestitures (c)	Combined
Revenues	$59,434	$20,721	$1,662	a1	$(4,658)	$76,380
			(498)	a2
			(281)	a15
Operating expenses	(32,726)	(13,731)	(2,084)	a1	2,476	(46,700)
			459	a2
			(1,094)	a5
Selling, general, administrative and other	(8,860)	(2,798)	(1,046)	a1	147	(12,431)
			48	a2
			(21)	a7
			99	a11
Depreciation and amortization	(3,011)	(426)	(69)	a1	158	(5,135)
			(1,787)	a6
Restructuring and impairment and Other income	568	(679)	—		(5)	(116)
Interest expense, net	(574)	(1,146)	(616)	a3	45	(2,094)
			166	a4
			31	a11
Equity in the income (loss) of investees, net	(102)	(625)	1,026	a1	—	236
			(63)	a13
Income from continuing operations before income taxes	14,729	1,316	(4,068)		(1,837)	10,140
Income taxes from continuing operations	(1,663)	227	845	b	551	(40)
Net Income from continuing operations	13,066	1,543	(3,223)		(1,286)	10,100
Less: Net income from continuing operations attributable to noncontrolling interests	(468)	(97)	886	a1	—	321
Net income from continuing operations attributable to Disney	$12,598	$1,446	$(2,337)		$(1,286)	$10,421
Earnings per share from continuing operations attributable to Disney:
Diluted	$8.36					$5.74
Basic	$8.40					$5.77
Weighted average number of common and common equivalent shares outstanding:
Diluted	1,507		310	a14		1,817
Basic	1,499		307	a14		1,806

The accompanying notes are an integral part of the Disney Pro Forma Statements of Income.

THE WALT DISNEY COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED JUNE 29, 2019
(In Millions, Except Per Share Data)

	Disney/Legacy Disney(1)	RemainCo(2)	Pro Forma Adjustments		Divestitures (c)	Combined
Revenues	$50,470	$9,606	$1,320	a1	$(2,102)	$59,017
			(285)	a2
			8	a15
Operating expenses	(30,196)	(6,633)	(1,388)	a1	1,112	(37,396)
			264	a2
			(555)	a5
Selling, general, administrative and other	(7,844)	(1,399)	(512)	a1	61	(9,497)
			22	a2
			17	a7
			158	a11
Depreciation and amortization	(2,864)	(209)	(44)	a1	63	(3,892)
			(838)	a6
Restructuring and impairment and Other income	3,971	135	(4,794)	a10	20	305
			262	a9
			608	a8
			103	a12
Interest expense, net	(617)	(354)	(290)	a3	20	(1,063)
			78	a4
			100	a11
Equity in the income (loss) of investees, net	(234)	(277)	483	a1	—	(57)
			(29)	a13
Income from continuing operations before income taxes	12,686	869	(5,312)		(826)	7,417
Income taxes from continuing operations	(2,687)	(287)	1,139	b	261	(1,574)
Net Income from continuing operations	9,999	582	(4,173)		(565)	5,843
Less: Net income from continuing operations attributable to noncontrolling interests	(343)	(35)	364	a1	—	(14)
Net income from continuing operations attributable to Disney	$9,656	$547	$(3,809)		$(565)	$5,829
Earnings per share from continuing operations attributable to Disney:
Diluted	$5.98					$3.06
Basic	$6.01					$3.07
Weighted average number of common and common equivalent shares outstanding:
Diluted	1,616		291	a14		1,907
Basic	1,607		290	a14		1,897

(1)
Net income from continuing operations excludes the financial results of the RSNs and the Brazil and Mexico sports media operations as they were included in Income (loss) from discontinued operations since the date of the Acquisition in Disney’s (or Legacy Disney’s, as applicable) unaudited consolidated statements of income for the nine months ended June 29, 2019.

(2)	Unaudited statements of income of RemainCo for the period of October 1, 2018 through March 19, 2019 (the day prior to the Acquisition).

The accompanying notes are an integral part of the Disney Pro Forma Statements of Income.

Note 1. Basis of Presentation

On June 20, 2018, Disney, Legacy Disney and 21CF, among others, entered into the Amended and Restated Agreement and Plan of Merger (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, following the Distribution (which occurred on March 19, 2019), (1) WDC Merger Enterprises I, Inc. merged with and into Legacy Disney and (2) WDC Merger Enterprises II, Inc. merged with and into 21CF (the “21CF Merger” and, together with the transaction described in clause (1), the “Mergers”). As a result of the Mergers, Legacy Disney and 21CF became wholly owned subsidiaries of Disney. Legacy Disney prepared its statements of income in accordance with accounting principles generally accepted in the United States of America. At the time of the Acquisition, Disney became the successor to Legacy Disney with no change in accounting basis. The 21CF Merger was accounted for by Disney using the acquisition method of accounting. Disney was treated as the acquiror for accounting purposes. Prior to the completion of the Mergers, 21CF and a newly-formed subsidiary of 21CF (“New Fox”) entered into a separation agreement, pursuant to which 21CF transferred to New Fox a portfolio of 21CF’s news, sports and broadcast businesses, including Fox News Channel, Fox Business Network, Fox Broadcasting Company, Fox Sports, Fox Television Stations Group, and sports cable networks FS1, FS2, Fox Deportes and Big Ten Network and certain other assets, and New Fox assumed from 21CF certain liabilities associated with such businesses (the “Separation”). 21CF retained all of the assets and liabilities not transferred to New Fox, including the Twentieth Century Fox film and television studios, certain cable networks, 21CF’s international TV businesses and proceeds from the Sky Sale. Following the Separation and prior to the completion of the Mergers, 21CF distributed all of the issued and outstanding shares of New Fox common stock to 21CF stockholders (other than holders that are subsidiaries of 21CF) on a pro rata basis (the “Distribution”). Prior to the Distribution, New Fox paid 21CF a dividend in the amount of $8.5 billion (the “Dividend”).

When the 21CF Merger became effective on March 20, 2019, each issued and outstanding share of 21CF common stock (other than (i) shares held in treasury by 21CF that are not held on behalf of third parties, (ii) shares held by subsidiaries of 21CF and (iii) shares held by 21CF stockholders who have not voted in favor of the 21CF Merger and perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law) was exchanged for an amount, payable in cash (the “21CF cash consideration”) or shares of Disney common stock (the “21CF stock consideration” and, together with the 21CF cash consideration, the “21CF Merger consideration”), equal to the per share value of $51.572626.

Based on the shares of 21CF common stock outstanding as of March 20, 2019, and an average Legacy Disney stock price of $114.1801, which was the volume weighted average price of Legacy Disney common stock over the 15-trading day period ended on (and including) March 15, 2019 (“15 Day VWAP”), Disney issued 307 million shares of Disney common stock. The exchange ratio, obtained by dividing $38.00 by the average Legacy Disney stock price, was 0.3328. Disney recorded the 21CF Merger consideration at $69.5 billion based upon the cash paid, which was funded from Disney borrowings, plus the value of Disney common stock issued, which was determined by the number of shares issued and Legacy Disney’s closing stock price on March 19, 2019 of $110.00. Upon consummation of the 21CF Merger, Disney acquired approximately $25.7 billion of 21CF cash and assumed approximately $17.4 billion of 21CF debt. 21CF’s debt had an estimated fair value of approximately $21.7 billion as of March 20, 2019. We repaid approximately $16.1 billion of the New Indebtedness shortly after the closing of the Acquisition using cash we acquired from RemainCo.

The Transaction Tax (as defined in the Acquisition Agreement) is an amount that was calculated by Disney and 21CF to equal the sum of (a) spin taxes (which are defined in the Acquisition Agreement), (b) an amount in respect of divestiture taxes (which are defined in the Acquisition Agreement), and (c) the amount of taxes imposed on 21CF and its subsidiaries as a result of the operations of the New Fox business and assets from and after January 1, 2018 through the closing of the Acquisition, but only to the extent such taxes exceed an amount of cash, which will not be less than zero, equal to (i) $600 million plus (ii) all net cash generated by the New Fox business and assets from and after January 1, 2018 (with, for purposes of this calculation, all intercompany balances of 21CF and its subsidiaries being deemed to be zero on such date) through the Distribution (with the calculation of net cash taking into account an allocation to New Fox of (1) 30% of any cash dividends to 21CF’s stockholders paid from and after the date of the Acquisition Agreement until the Distribution, (2) an allocated amount of shared overhead and corporate costs consistent with 21CF’s historical approach to such allocations and (3) 30% of unallocated shared overhead and corporate costs for the period from the date of the Acquisition Agreement until the Distribution).

On October 3, 2018, 21CF entered into an agreement to sell its existing 39% interest in Sky to Comcast Corporation at a price of £17.28 per each Sky share for a total sales price of approximately £11.6 billion ($15.1 billion). Equity earnings and the gain on sale of Sky, including the estimated income tax impacts, have not been reflected in RemainCo’s statement of income as they are considered to be nonrecurring in nature.

On May 3, 2019, Disney, Fox Cable Networks, LLC (“FCN”), a wholly owned subsidiary of Disney, and Diamond Sports Group, LLC (“Diamond”), a wholly owned subsidiary of Sinclair Broadcast Group, Inc., entered into an Equity Purchase Agreement, pursuant to which, among other things, Disney and FCN have agreed to sell FCN’s interests in Fox Sports Net, LLC (“FSN”) to Diamond (the “FSN Sale”).  The consummation of the FSN Sale, together with the separate sale of Disney’s interests in the YES Network, results in the divestment of all of the RSNs acquired by Disney in the Acquisition, as required by the U.S. Department of Justice.

On August 23, 2019, Disney completed the FSN Sale, and on August 29, 2019, Disney completed the sale of YES Network (collectively the “RSN Sales”). If the RSN Sales had been completed as of June 29, 2019, the pro forma effect of the dispositions on the Condensed Consolidated Balance Sheet would have been an increase to cash and cash equivalents of $11.7 billion, a decrease to current assets other than cash of $1.8 billion, a decrease to noncurrent assets of $13.3 billion, a net increase to current liabilities of $1.7 billion, which includes an increase to income taxes payable of $2.0 billion, a decrease to noncurrent liabilities of $4.4 billion, and a decrease to noncontrolling interests of $0.7 billion. The results of the operations of RSNs have been included in discontinued operations in the Condensed Consolidated Statements of Income since the Acquisition.

Following completion of the Acquisition, Disney had a majority interest in Hulu. On May 14, 2019, effective as of that date, Disney and Comcast Corporation (“Comcast”) announced that Disney had assumed full operational control of Hulu in return for Disney and Comcast entering into a “put/call” agreement, pursuant to which, as early as January 2024, Disney can require NBCUniversal (“NBCU”) to sell, and Comcast can require Disney to buy, NBCU’s ownership in Hulu (33% at June 29, 2019), in either case, for fair market value, as assessed by independent experts, at that future time, subject to a floor that represents a minimum total equity value of Hulu at that time of $27.5 billion. In addition, Disney and Comcast agreed to fund Hulu’s purchase on April 15, 2019 of AT&T Inc.’s 9.5% interest in Hulu, pro rata to their two thirds/one third ownership interests. Hulu’s future equity capital calls are limited to $1.5 billion in the aggregate each year, with any excess funding requirements funded with member loans. Comcast has the right, but not the obligation, to fund its proportionate share of future capital calls. If Comcast elects not to fund its share of future equity capital calls, NBCU’s ownership will be diluted. However, Disney has agreed that NBCU’s ownership interest in Hulu cannot be diluted below 21%. Additionally, the agreement provides Comcast with 50% of the tax benefit related to the exercise of the put or call.

Disney Pro Forma Statements of Income for the twelve months ended September 29, 2018 and the nine months ended June 29, 2019 reflect the results of operations of Disney and Legacy Disney combined with RemainCo. The combined company information is based upon historical financial information of Disney, Legacy Disney and RemainCo and gives effect to the Acquisition and adjustments described in these footnotes. The Disney Pro Forma Statements of Income reflect the consolidation of Hulu’s financial results.

The Disney Pro Forma Statements of Income have been adjusted to remove the revenues and expenses of the RSNs and the Brazil and Mexico sports media operations, as we have agreed to divest the RSNs, the Brazil sports media operations and the Mexico sports operations with the U.S. Department of Justice, the Conselho Administrativo de Defesa Economica, and the Instituto Federal de Telecomunicaciones, respectively. The Disney Pro Forma Statements of Income do not give effect to the use of proceeds from the divestitures. Disney applied such proceeds to repay certain indebtedness required to fund the 21CF cash consideration. The divestiture of the RSNs is expected to result in a gain for income tax purposes.

We have made certain adjustments to the historical book values of the assets and liabilities of RemainCo to reflect preliminary estimates of their fair values, with the excess of the purchase price over the adjusted historical net assets of RemainCo recorded as goodwill. These adjustments impact the amount of intangible amortization recorded in the Disney Pro Forma Statements of Income. We are in the process of obtaining additional information necessary to finalize the valuation of the assets acquired and the liabilities assumed including income tax related amounts. Therefore, the preliminary fair values are subject to adjustment as additional information is obtained and the valuations are completed. After we finalize the valuations, any increases or decreases in the fair value adjustments could materially impact the amount of amortization presented in the Disney Pro Forma Statements of Income.

The accompanying Disney Pro Forma Statements of Income are presented for illustrative purposes only and do not include integration costs nor the realization of any cost or revenue synergies expected to result from the Acquisition.

The Disney Pro Forma Statements of Income have been prepared to reflect adjustments to Disney or Legacy Disney’s historical consolidated financial information that (i) are directly attributable to the Acquisition (including the consolidation of Hulu as a result of gaining control), (ii) reflect the divestiture of the RSNs and the planned divestiture of the Brazil and Mexico sports media operations, (iii) are factually supportable and (iv) are expected to have a continuing impact on Disney’s results.

Note 2. Pro Forma Adjustments

The Disney Pro Forma Statements of Income have been adjusted to reflect the following:

(a1)
The Disney Pro Forma Statements of Income have been adjusted to consolidate the historical financial results of Hulu, net of adjustments to eliminate transactions between Hulu on the one hand and Disney (or Legacy Disney, as applicable) or RemainCo on the other hand. In addition, the Disney Pro Forma Statements of Income have been adjusted to eliminate equity losses of Hulu and to record an allocation of Hulu’s losses to noncontrolling interest holders.

(a2)
The Disney Pro Forma Statements of Income have been adjusted to eliminate transactions between Disney (or Legacy Disney, as applicable) and RemainCo. Transactions include licensing of film and television content and advertising revenue.

(a3)
The Disney Pro Forma Statements of Income have been adjusted to reflect interest expense on Disney borrowings to finance the 21CF Merger consideration, assuming an estimated weighted average interest rate of 3.3% based on Disney’s use of short-term debt. Disney expects to refinance and/or repay such short-term debt in whole or in part with the proceeds from the divestiture of the RSNs and/or long-term debt, such as senior notes.  A 12.5 bps change in interest rates would have a $23 million impact on annual interest expense.

(a4)	The Disney Pro Forma Statements of Income have been adjusted to reflect lower interest expense using an effective interest method to adjust RemainCo’s long-term debt to preliminary fair value.

(a5)
The Disney Pro Forma Statements of Income have been adjusted to reflect the preliminary estimate of incremental amortization as a result of recording film and television programing and production costs at fair value.

(a6)	The Disney Pro Forma Statements of Income have been adjusted to reflect the preliminary estimate of incremental amortization as a result of recording finite lived intangible assets at fair value.

(a7)
The Disney Pro Forma Statements of Income have been adjusted to reflect the impact of a multi-year executive compensation arrangement that was contingent on the completion of the Acquisition. Disney increased selling, general, administrative and other expense for the twelve months ended September 29, 2018 and decreased selling, general, administrative and other expense for the nine months ended June 29, 2019.

(a8)
The Disney Pro Forma Statements of Income for the nine months ended June 29, 2019 have been adjusted to eliminate severance and related costs in connection with a restructuring and integration plan as a part of its initiative to realize previously announced cost synergies from the acquisition of 21CF.

(a9)
The Disney Pro Forma Statements of Income for the nine months ended June 29, 2019 have been adjusted to eliminate equity based compensation primarily for 21CF awards that were accelerated and vested upon the closing of the 21CF acquisition.

(a10)
The Disney Pro Forma Statements of Income for the nine months ended June 29, 2019 have been adjusted to eliminate a one-time gain from remeasuring our initial 30% interest in Hulu to its estimated fair value.

(a11)	The Disney Pro Forma Statements of Income have been adjusted to eliminate transaction costs and financing fees incurred in connection with the Acquisition.

(a12)	The Disney Pro Forma Statements of Income have been adjusted to eliminate RemainCo transaction costs incurred in connection with the Acquisition.

(a13)
The Disney Pro Forma Statements of Income have been adjusted to reflect the preliminary estimate of amortization as a result of remeasuring our initial interest in our equity method investments to their estimated fair value.

(a14)	The weighted average shares have been increased to reflect the issuance of 307 million shares of Disney common stock for purposes of calculating basic earnings per share.

(a15)
The Disney Pro Forma Statements of Income have been adjusted to reflect the preliminary estimated reduction to revenue (and the related amortization expense) from the deferred revenue obligations assumed, reflecting the difference between prepayments related to the arrangements and the fair value of the assumed performance obligations as they are satisfied.

(b)
The Disney Pro Forma Statements of Income have been adjusted to reflect the estimated income tax effect of the aggregate pre-tax pro forma adjustments. The aggregate pre-tax effect of these adjustments is taxed at an estimated rate of 26.5% for the twelve months ended September 29, 2018 and 23.05% for the nine months ended June 29, 2019. The twelve month and nine month rates reflect the impact of new federal income tax legislation that was signed into law in December 2017. Certain pro forma adjustments are allocated to noncontrolling interest on a pre-tax basis.

(c)
The Disney Pro Forma Statements of Income have been adjusted to reflect the elimination of revenues and expenses of the RSNs and the Brazil and Mexico sports media operations, which for the period prior to March 20, 2019 are included in RemainCo results.